Exhibit 99.1

Prairie Operating Co. Executes Option to Acquire Remaining Exok, Inc. Assets

Core Position in Oil-Rich DJ Basin Grows to Over 37,000 Acres

HOUSTON, TX, Aug. 16, 2023 (GLOBE NEWSWIRE) — Prairie Operating Co. (OTCQB: CRKR; the “Company”), is pleased to announce the execution of its option to acquire the remaining Exok, Inc. (“Exok”) assets located in Weld County, Colorado. In conjunction with executing this option, the Company closed on a $20 million Private Investment in Public Equity (“PIPE”) offering.

The Exok asset is offset by industry-leading operators and positioned within the core of Denver-Julesburg “DJ” Basin, a premier U.S. Shale Basin. Following the closing, the Company will control a total of approximately 37,189 acres in Weld County, Colorado. The decision to exercise the option underscores the Company’s continued commitment to enhancing and expanding its market presence.

“I am pleased to share that the Company has fully exercised the option to acquire the remaining Exok assets, a move that not only accelerates our growth but also strengthens our overall position within a top-tier U.S. Shale Basin,” stated Chairman and CEO, Ed Kovalik. “This acquisition, coupled with the successful closing of a $20 million PIPE offering, highlights investor confidence in the Company’s vision to become a world-class developer of high-quality assets.”

“We look forward to filing our permit applications for acreage development and preparing both Niobrara and Codell development programs,” added Gary Hanna, President of Prairie Operating Co.

To fund the exercise of the Exok option, the Company raised $20 million through the PIPE of its Series E preferred stock, common stock, and warrants to purchase the Company’s stock with an existing investor.

About Prairie Operating Co.

Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) is a publicly-traded company engaged in the development, exploration, and production of oil, natural gas and natural gas liquids with operations focused on unconventional oil and natural gas reservoirs located in Colorado focused on the Niobrara and Codell formations. The Company is also a crypto company focused on cryptocurrency mining. The Company is dedicated to developing affordable, reliable energy to meet the world’s growing demand, while continuing to protect the environment. To learn more, visit www.prairieopco.com.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. These risks include, but are not limited to, general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets; the ability of the Company to successfully develop its assets in Weld County, Colorado; the failure to realize the anticipated benefits of the merger with Prairie Operating Co., LLC; the risks related to the growth of the Company’s business and the timing of expected business milestones; and the effects of competition on the Company’s future business. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward- looking statements. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the registration statement on Form S-1/A filed by the Company on July 27, 2023, and in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, and any subsequently filed Quarterly Report on Form 10-Q, including the Company’s most recent Form 10-Q filed on August 14, 2023. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

Wobbe Ploegsma

wp@prairieopco.com